BioDelivery Sciences Expects 2021 Revenue at the High End of Full Year Guidance

Total 2021 Net Revenue expected in the range of $165 -$167 million, as compared to previous guidance of $162-$167 million

BELBUCA 2021 Net Sales expected to be in the range of $147 -$148 million, as compared to previous guidance of $144-$148 million

2021 EBITDA expected to be in the $40 - $45 million range as compared with previous guidance of <$40 million

RALEIGH, N.C., January 20, 2021 - BioDelivery Sciences International, Inc. (NASDAQ: BDSI), a growing specialty pharmaceutical company dedicated to patients living with serious and complex chronic conditions, today announced it expects 2021 total Company net revenues and BELBUCA® (buprenorphine buccal film) net sales to achieve the high end of its previous guidance range, and 2021 EBITDA to come in above its prior guidance range.

“The fourth quarter was transformative for the company on many fronts. Our pain franchise, led by BELBUCA, once again demonstrated resilience in growth and strong cash flow generation, and prevailed in a critical patent case maintaining BELBUCA patent exclusivity against a potential generic competitor through December 2032,” stated Jeff Bailey, CEO of BDSI. “We also continue the commercial planning for ELYXYB™, an FDA-approved drug with substantial peak revenue potential, which represents our broader entry into the neurology market. Looking ahead, we are excited about launching ELYXYB later this quarter, continuing to grow our current core brands, BELBUCA and Symproic®, and potentially benefiting from a growth tailwind as COVID recedes.”

“We grew our BELBUCA revenues, managed operating expenses efficiently in the face of COVID and prepared the groundwork for launching ELYXYB, all while generating approximately $45 to $50 million in EBITDA, excluding ELYXYB launch costs,” said John Golubieski, CFO of BDSI.

“We own three FDA-approved, patented drugs, our cash generation engine is robust, and coupled with our strong balance sheet, should enable us to continue investment in strategic growth drivers and maximize shareholder value,” Mr. Bailey emphasized.

Base Business Remains Strong and Growing

“Despite the impact COVID-19 is having on new patient visits to physicians, we are pleased to see the strong performance of BELBUCA in the fourth quarter,” stated Mr. Bailey. “BELBUCA continues to take market share in the long-acting opioid market, with our total market share now exceeding 5% of the LAO market as of year-end 2021 and achieving record revenues for the fourth quarter of 2021.” BELBUCA remains well positioned as a highly differentiated product in the growing buprenorphine segment of the chronic pain market.
During the fourth quarter of 2021, BELBUCA achieved Total Prescription (TRx) market share of 5.0%, a record for BDSI, and volumes were at an all-time high of 122,000 TRx. For the full year 2021, BELBUCA TRx volumes were up a solid 8.8% year-over-year despite headwinds reported earlier this year.

Symproic® (naldemedine) similarly achieved an all-time high 13.0% TRx share and volumes of 19,000 for Q4 2021, an increase of 5.3% year-over-year.
Mr. Bailey added, “Moreover, the use of buprenorphine for chronic pain continued to grow 8.6% year-over-year in 2021. BELBUCA, a Class III (CIII) opioid, provides greater flexibility and convenience to prescribers by allowing multiple refills to be prescribed electronically or called into pharmacies, which is especially advantageous in light of the ongoing pandemic. We anticipate a tailwind for our total BELBUCA net sales growth in 2022, as the Omicron coronavirus variant subsides, and patients begin to reengage with their doctors.
“We announced further good news for our BELBUCA franchise on December 20, 2021, disclosing that we prevailed in litigation against Alvogen, preventing it from entering the market until 2032. This important court decision validates our patent portfolio and enhances the long-term value of BELBUCA.”
Migraine Opportunity
In the fourth quarter, the Company prepared for the upcoming launch of ELYXYB, the first and only FDA-approved ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults. “This will be our first entry into the adjacent and complementary market of neurology, representing a new source of future revenue growth. With projected peak sales outlook of $350-$400 million, including potential pediatric label expansion, we are excited to launch it into the growing $1.9 billion migraine market,” stated Scott Plesha, President and Chief Commercial Officer.
“We are enthusiastic to see our differentiated products continue to achieve record levels for both the fourth quarter and full year 2021, reflecting persistent excellent execution by the Company’s sales and marketing teams,” said Mr. Plesha. “The launch of ELYXYB will primarily leverage our existing sales force and marketing group without burdening our organization with significant expense, offering a strategic, cost-effective entry to the large and growing migraine market. We will be making a balanced investment behind ELYXYB, as part of our portfolio of commercial products. We are pleased with the positive reception by headache specialists and payors from our discussions on ELYXYB, which is the first and only liquid, ready-to-use product in the migraine market.”
Updated full year 2021 Guidance
Total Company Net Revenue for 2021 is expected to be in the range of $165-$167 million, compared to previous guidance of $162-$167 million.
BELBUCA Net Sales for 2021 are expected to be in the range of $147-$148 million, compared to previous guidance of $144-$148 million.
Total Operating Expenses for 2021 are expected to be in the range $106 - $110 million, as compared to previous guidance of $115 - $120 million, including pre-launch investments to support the first quarter 2022 launch of ELYXYB.

EBITDA for the full-year 2021 is expected to be in the $45 - $50 million range, excluding the Company’s pre-launch investment for ELYXYB, and is at the upper end of previous guidance of $40 - $50 million. Full-year 2021 EBITDA, including the pre-launch investment for ELYXYB, is expected to be in the $40 - $45 million range as compared with previous guidance of <$40 million.

ABOUT BIODELIVERY SCIENCES INTERNATIONAL, INC.
BioDelivery Sciences International, Inc. (NASDAQ: BDSI) is a commercial-stage specialty pharmaceutical company dedicated to patients living with chronic conditions. BDSI has built a portfolio of differentiated pain and neurology products and leverages its experienced sales and marketing organization to educate prescribers on their unique features. BDSI's products address serious and debilitating conditions, including chronic pain, acute migraine and opioid-induced constipation.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS
This press release and any statements of employees, representatives, and partners of BioDelivery Sciences International, Inc. (“BDSI”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to BDSI’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of BDSI’s management and are subject to significant risks and uncertainties, including those detailed in BDSI’s filings with the Securities and Exchange Commission. Actual results including, without limitation, the expectations for: 2021 total Company net revenues, Belbuca net sales, total operating expenses and EBITDA, launch of ELYXYB in the first quarter of 2022 and continued Belbuca patent exclusivity through 2032, may differ materially from those set forth or implied in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond BDSI’s control) including the risk that the current COVID-19 pandemic impacts on our supply chain, commercial partners, patients and their physicians and the healthcare facilities in which they work, and our personnel are greater than we anticipate, as well as those set forth in our 2020 annual report on Form 10-K filed with the US Securities and Exchange Commission and subsequent filings. BDSI undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future presentations or otherwise, except as required by applicable law.

Non-GAAP Financial Measures
This press release includes information about certain financial measures that are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP, including EBITDA. This non-GAAP measure is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similar measures presented by other companies.
EBITDA excludes net interest, including both interest expense and interest income, provision for (benefit from) income taxes, depreciation, and amortization.
The Company's management and board of directors utilize this non-GAAP financial measure to evaluate the Company's performance. The Company provides this non-GAAP measure of the Company's performance to investors because management believes that this non-GAAP financial measure, when viewed with the Company's results under GAAP and the accompanying reconciliations, are useful in identifying underlying trends in ongoing operations. However, EBITDA is not a measure of financial performance under GAAP and, accordingly, should not be considered as alternatives to GAAP measures as indicators of operating performance. Further, EBITDA should not be considered a measure of our liquidity.
ELYXYB INDICATION AND USAGE
ELYXYB is indicated in adults for the acute treatment of migraine with or without aura.
Limitations of Use: ELYXYB is not indicated for the preventive treatment of migraine.

ELYXYB IMPORTANT SAFETY INFORMATION

WARNING: RISK OF SERIOUS CARDIOVASCULAR AND GASTROINTESTINAL EVENTS
Cardiovascular Thrombotic Events
•Nonsteroidal anti-inflammatory drugs (NSAIDs) cause an increased risk of serious cardiovascular thrombotic events, including myocardial infarction and stroke, which can be fatal. This risk may occur early in the treatment and may increase with duration of use [see Warnings and Precautions (5.1)].
•ELYXYB is contraindicated in the setting of coronary artery bypass graft (CABG) surgery [see Contraindications (4) and Warnings and Precautions (5.1)].
Gastrointestinal Bleeding, Ulceration, and Perforation
•NSAIDs cause an increased risk of serious gastrointestinal (GI) adverse events including bleeding, ulceration, and perforation of the stomach or intestines, which can be fatal. These events can occur at any time during use and without warning symptoms. Elderly patients and patients with a prior history of peptic ulcer disease and/or GI bleeding are at greater risk for serious (GI) events [see Warnings and Precautions (5.2)].

ELYXYB is contraindicated in patients with:
•Known hypersensitivity to celecoxib, any components of the drug product, or sulfonamides (4)
•History of asthma, urticaria, or other allergic-type reactions after taking aspirin or other NSAIDs (4)
•In the setting of CABG surgery (4)
To minimize the potential risk for an adverse cardiovascular (CV) event in NSAID-treated patients, use ELYXYB for the fewest number of days per month as needed, based on individual treatment goals. Physicians and patients should remain alert for the development of such events, throughout the entire treatment course, even in the absence of previous CV symptoms. Patients should be informed about the symptoms of serious CV events and the steps to take if they occur.
Avoid the use of ELYXYB in patients with a recent myocardial infarction (MI) unless the benefits are expected to outweigh the risk of recurrent CV thrombotic events. If ELYXYB is used in patients with a recent MI, monitor patients for signs of cardiac ischemia.
NSAIDs, including ELYXYB, can cause serious gastrointestinal (GI) adverse events including inflammation, bleeding, ulceration, and perforation of the esophagus, stomach, small intestine, or large intestine, which can be fatal. These serious adverse events can occur at any time, with or without warning symptoms, in patients treated with celecoxib. Only one in five patients who develop a serious upper GI adverse event on NSAID therapy is symptomatic. Upper GI ulcers, gross bleeding, or perforation caused by NSAIDs occurred in approximately 1% of patients treated for 3 to 6 months, and in about 2% to 4% of patients treated for one year. However, even short-term NSAID therapy is not without risk.

Avoid the use of ELYXYB in patients with severe heart failure unless the benefits are expected to outweigh the risk of worsening heart failure. If ELYXYB is used in patients with severe heart failure, monitor patients for signs of worsening heart failure.
Elevations of ALT or AST (less than three times ULN) may occur in up to 15% of patients treated with NSAIDs, including ELYXYB.
Long-term administration of NSAIDs, including celecoxib, the active ingredient in ELYXYB, has resulted in renal papillary necrosis and other renal injury.
No information is available from controlled clinical studies regarding the use of celecoxib in patients with severe renal impairment. The renal effects of celecoxib may hasten the progression of renal dysfunction in patients with preexisting renal disease.
Overuse of acute migraine drugs (e.g., ergotamine, triptans, opioids, nonsteroidal anti-inflammatory drugs or combination of these drugs for 10 or more days per month), including ELYXYB, may lead to exacerbation of headache (medication overuse headache). Medication overuse headache may present as migraine-like daily headaches or as a marked increase in frequency of migraine attacks. Detoxification of patients, including withdrawal of the overused drugs and treatment of withdrawal symptoms (which often includes a transient worsening of headache) may be necessary.
NSAIDs, including ELYXYB, may increase the risk of bleeding events. Co-morbid conditions such as coagulation disorders or concomitant use of warfarin, other anticoagulants, antiplatelet drugs (e.g., aspirin), SSRIs, and serotonin norepinephrine reuptake inhibitors (SNRIs) may increase this risk.
Most common adverse reaction (at least 3% and greater than placebo) is dysgeusia.
These are not all the side effects associated with ELYXYB.
Please see Patient Information, Instructions For Use, Medication Guide and Full Prescribing Information for ELYXYB
(https://www.accessdata.fda.gov/drugsatfda_docs/label/2020/212157s000lbl.pdf)

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Contact:
Bob Yedid
LifeSci Advisors
646-597-6989
Bob@LifeSciAdvisors.com